Exhibit 5.1

July 18, 2007

Gulf Island Fabrication, Inc.

583 Thompson Road

Houma, Louisiana 70363

RE:	GULF ISLAND FABRICATION, INC. FORM S-3 REGISTRATION STATEMENT RELATING TO $100 MILLION COMMON STOCK

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale of up to $100,000,000 aggregate amount of the Company’s common stock, no par value per share (the “Common Stock”) by the Company in one or more primary offerings and by the selling shareholder named in the Registration Statement in one or more secondary offerings.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed that any definitive purchase, underwriting or similar agreement with respect to any Common Stock offered pursuant to the Registration Statement will have been duly authorized and validly executed and delivered by the parties thereto. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Stock being registered for issuance by the Company under the Registration Statement, when (i) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and (iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the authorization of the Board and the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the sale thereof, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Common Stock being registered for sale by the selling shareholder under the Registration Statement, the Common Stock is validly issued, fully paid and nonassessable.

The opinions expressed above are limited by and subject to the following qualifications:

(a) We express no opinion other than as to the federal laws of the United States of America and the laws of the State of Louisiana.

(b) In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

(c) In rendering the opinions expressed herein, we have assumed that the necessary number of shares of Common Stock are authorized and available for issuance pursuant to the Company’s Articles of Incorporation.

(d) This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or are implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

/s/ JONES, WALKER, WAECHTER, POITEVENT,CARRÈRE & DENÈGRE, L.L.P.